UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                September 5, 2006
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


     Michigan                         001-32428                30-0030900
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
  incorporation)                                         Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02   Unregistered Sales of Equity Securities

     On September 5, 2006, the Registrant issued Laurus Master Fund, Ltd. ("Laurus") One Hundred Thousand (100,000) shares of the Registrant's Common Stock, no par value per share. The issuance relates to a waiver of a payment of default interest due from the Registrant to Laurus for the period January 1, 2006 to June 30, 2006 under a convertible note issued by the Registrant to the Laurus (the "Convertible Note"). For more information, kindly see the Registrant's Form 8-K dated August 16, 2006.

     Also in connection with interest due under the Convertible Note, the Registrant previously issued Laurus 32,265 shares of common stock on July 14, 2006 and 2,462 shares of common stock on July 28, 2006.

     The shares  issued to Laurus  are  exempt  from  registration  pursuant  to
Section 4(2) of the Securities Act of 1933 and the rules thereunder, an appropriate legend is included on the stock certificates, and a stop transfer order has been placed with the Registrant's transfer agent concerning the same.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 6, 2006                     TARPON INDUSTRIES, INC.


                                             By:     /s/ James W. Bradshaw
                                                -------------------------------
                                                     James W. Bradshaw
                                                     Chief Executive Officer